Exhibit 99.1

VASCO Reports Results for Fourth Quarter and Full-year 2014

Revenue from continuing operations for the fourth quarter and full-year 2014 was $62.4 million and $201.5 million, respectively, an increase of 44% compared to the fourth quarter 2013 and an increase of 30% compared to full-year 2013. Operating income from continuing operations for the fourth quarter and full-year 2014 was $12.7 million and $38.1 million, respectively, an increase of 218% compared to the fourth quarter of 2013 and an increase of 178% compared to the full-year 2013. Financial results for the periods ended December 31, 2014 and guidance for full-year 2015 to be discussed on conference call today at 10:00 a.m. EST.

OAKBROOK TERRACE, IL, and ZURICH, Switzerland, February 17, 2015—VASCO Data Security International, Inc. (NASDAQ: VDSI), today reported financial results for the fourth quarter and full-year ended December 31, 2014.

Revenue from continuing operations for the fourth quarter of 2014 increased 44% to $62.4 million from $43.3 million in 2013 and, for the full-year 2014, increased 30% to $201.5 million from $155.0 million in 2013.

Net income from continuing operations for the fourth quarter of 2014 was $11.0 million, or $0.28 per fully diluted share, an increase of $7.7 million, or 233%, from $3.3 million, or $0.09 per fully diluted share, for the fourth quarter of 2013. Net income from continuing operations for the full-year 2014 was $32.6 million, or $0.83 per fully diluted share, an increase of $21.6 million, or 196%, from $11.0 million, or $0.28 per fully diluted share for the full-year 2013.

Net income, which includes the impact of our discontinued operations, was $11.9 million, or $0.30 per diluted share and $33.5 million, or $0.85 per diluted share for the fourth quarter and full-year 2014, respectively. Net income for the fourth quarter and full-year 2013 was $3.2 million, or $0.08 per diluted share and $11.1 million, or $0.28 per diluted share, respectively.

Financial Highlights:

•	Gross profit from continuing operations was $35.4 million or 57% of revenue for the fourth quarter of 2014 and $127.8 million or 63% of revenue for the full-year 2014. Gross profit was $27.8 million and $99.9 million for the fourth quarter and full-year 2013, respectively, which was 64% of revenue for both the fourth quarter and full-year 2013.

•	Operating expenses from continuing operations for the fourth quarter and full-year 2014 were $22.6 million and $89.7 million, respectively, a decrease of 5% from $23.8 million reported for the fourth quarter 2013 and an increase of 4% from $86.2 million reported for the full-year 2013.

•

Operating income from continuing operations for the fourth quarter and full-year 2014 was $12.7 million and $38.1 million, respectively, an increase of $8.7 million, or 218%, from $4.0 million reported for the fourth quarter of 2013 and an increase of $24.4 million, or 178%, from the $13.7 million reported for the full-year 2013. Operating income as a percentage of revenue was 20% and 19% for the fourth quarter and full-year 2014, respectively, compared to 9% for both the fourth quarter and full-year 2013.

•	Earnings before interest, taxes, depreciation and amortization from continuing operations was $14.2 million and $44.0 million for the fourth quarter and for the full-year 2014, respectively, an increase of 149% from $5.7 million reported for the fourth quarter of 2013 and an increase of 132% from $19.0 million reported for the full-year 2013.

•	Net cash balances, total cash and cash equivalents less bank borrowings, at December 31, 2014 totaled $137.4 million compared to $125.9 million and $98.6 million at September 30, 2014 and December 31, 2013, respectively.

Operational and Other Highlights:

•	VASCO launched two new DIGIPASS® Authenticators with Bluetooth capabilities. The DIGIPASS 875 is a smart card reader solution, and the DIGIPASS GO215 is a compact, one-button device offering powerful, portable and flexible two-factor authentication and digital signing.

•	VASCO announced the release of the latest version of DIGIPASS for Apps and DIGIPASS for Mobile application security suite. The enhanced solutions bring risk scoring and secure application-to-application communications to safeguard mobile applications and transactions from the latest attacks.

•	The Bank of Tokyo-Mitsubishi UFJ, Ltd. (BTMU) implemented VASCO’s two-factor authentication solutions to protect retail banking customers accessing the bank’s online banking services.

Guidance for full-year 2015:

VASCO is providing guidance for the full-year 2015 as follows:

•	Revenue is expected to be in the range of $220 million to $230 million, and

•	Operating income as a percentage of revenue, excluding the amortization of purchased intangible assets, is projected to be in the range of 17% to 20%.

“Revenues for the fourth quarter and full-year 2014 were the best in the Company’s history,” stated T. Kendall Hunt, Chairman & CEO. “The results for 2014 reflected not only the markets’ increased awareness of the need for our technology to safeguard their applications from the increased sophistication of hackers, but also the markets’ recognition of the quality of our products and our reputation as a market leader in strong authentication. To maintain our market leadership position, we continued to strengthen our product line throughout 2014 for both our traditional markets as well as for markets that we believe will provide strong growth in the future. In 2014 our product enhancements included, but were not limited to, the integration of Cronto technology into our VACMAN Controller platform, the addition of Bluetooth capability to our one-button and card reader products, the enhancement of DIGIPASS for Apps and DIGIPASS for Mobile, which are products targeted at the mobile application market, our investment in the risk-based authentication business with the acquisition of Risk IDS and our continued investment in our cloud-based authentication services.”

“We were very pleased with our operating performance in 2014,” said Jan Valcke, VASCO’s President and COO. “The results for the full-year 2014 reflected a 33% increase in revenues from the Banking market and an 18% increase in revenues from the Enterprise and Application Security market. The growth in revenues in the Banking market came from both our existing customers as well as the addition of significant new customers. The increase in revenues from existing customers reflected the sustainable, repeatable nature of revenues in our business model as existing customers replaced products they had purchased in prior years with current models of our traditional products as well as products with our new technology, such as our CrontoSign technology which displays a color cryptographic matrix to enable visual transaction signing. The results in 2014 also highlighted the leverage we have in our operating model as operating income as a percentage of revenue increased to 19% of revenue for the full-year 2014 compared to 9% of revenue for the full-year 2013.”

Cliff Bown, Executive Vice President and CFO added, “Our balance sheet continued to strengthen as a result of our operating performance in 2014. At December 31, 2014, our net cash balances were $137.4 million, an increase of $38.8 million, or 39% from December 31, 2013. Similarly, at December 31, 2014 our working capital was $161.0 million, an increase of $36.5 million, or 29% from December 31, 2013. The increase in both cash and working capital resulted from our strong operating performance in 2014.”

Conference Call Details

In conjunction with this announcement, VASCO Data Security International, Inc. will host a conference call today, February 17, 2015, at 10:00 a.m. EST—16:00h CET. During the Conference Call, Mr. Ken Hunt, CEO, Mr. Jan Valcke, President and COO, and Mr. Cliff Bown, CFO, will discuss VASCO’s results for the fourth quarter and full-year 2014 and guidance for full-year 2015.

To participate in this Conference Call, please dial one of the following numbers:

USA/Canada: 1-800-741-8620

International: +1-212-231-2925

And mention VASCO to be connected to the Conference Call.

The Conference Call is also available in listen-only mode on www.vasco.com. Please log on 15 minutes before the start of the Conference Call in order to download and install any necessary software. The recorded version of the Conference Call will be available on the VASCO website 24 hours a day.

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Revenue	$62,426	$43,265	$201,537	$155,047
Cost of goods sold	27,072	15,419	73,771	55,176

Gross profit	35,354	27,846	127,766	99,871
Operating costs:
Sales and marketing	10,951	10,846	43,362	40,323
Research and development	4,714	6,058	19,497	21,315
General and administrative	5,840	5,783	22,287	21,196
Amortization of purchased intangible assets	1,140	1,118	4,532	3,325

Total operating costs	22,645	23,805	89,678	86,159

Operating income	12,709	4,041	38,088	13,712
Interest income, net	48	32	118	162
Other income, net	14	131	(286)	240

Income from continuing operations before income taxes	12,771	4,204	37,920	14,114
Provision (benefit) for income taxes	1,788	868	5,309	3,147

Net income—continuing operations	$10,983	$3,336	$32,611	$10,967
Income (loss) from discontinued operations	941	(105)	873	180

Net income	$11,924	$3,231	$33,484	$11,147

Basic net income (loss) per share
Continuing operations	$0.28	$0.09	$0.83	$0.28
Discontinued operations	0.02	(0.01)	0.02	—

Total net income per share	$0.30	$0.08	$0.85	$0.28

Diluted income (loss) per share
Continuing operations	$0.28	$0.09	$0.83	$0.28
Discontinued operations	0.02	(0.01)	0.02	—

Total net income per share	$0.30	$0.08	$0.85	$0.28

Weighted average shares outstanding:
Basic	39,358	38,984	39,337	38,873

Diluted	39,597	39,114	39,499	39,158

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	December 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Current assets
Cash and equivalents	$137,381	$98,607
Accounts receivable, net of allowance for doubtful accounts	29,994	28,528
Inventories	33,875	25,653
Prepaid expenses	2,312	2,719
Foreign sales tax receivable	598	543
Deferred income taxes	1,119	1,634
Assets of discontinued operations	—	1,910
Other current assets	1,160	2,051

Total current assets	206,439	161,645
Property and equipment, net	2,825	3,145
Goodwill, net of accumulated amortization	22,208	23,532
Intangible assets, net of accumulated amortization	12,819	16,733
Other assets, net of accumulated amortization	7,260	6,822

Total assets	$251,551	$211,877

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$10,680	$6,378
Deferred revenue	17,830	15,703
Accrued wages and payroll taxes	8,458	7,067
Income taxes payable	2,112	4,087
Liabilities of discontinued operations	111	30
Other accrued expenses	6,219	3,841

Total current liabilities	45,410	37,106
Deferred compensation	—	115
Deferred tax liability	213	321
Other long-term liabilities	55	57

Total liabilities	45,678	37,599

Stockholders’ equity
Common stock	40	40
Additional paid-in capital	82,450	79,871
Accumulated income	125,885	92,401
Accumulated other comprehensive income	(2,502)	1,966

Total stockholders’ equity	205,873	174,278

Total liabilities and stockholders’ equity	$251,551	$211,877

Non- GAAP Financial Measures

The Company reports its financial results in accordance with GAAP, but Company management also evaluates its performance using EBITDA, Adjusted Net Income and Adjusted Diluted EPS. The Company’s management believes that these measures provide useful supplemental information regarding the performance of our business and facilitates comparisons to our historical operating results.

These non-GAAP measures are not measures of performance under GAAP and should not be considered as alternatives or substitutes for the most directly comparable financial measures calculated in accordance with GAAP. While we believe that these non-GAAP measures are useful within the context described below, they are in fact incomplete and are not a measure that should be used to evaluate our full performance or our prospects. Such an evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, how we have chosen to finance the business, and how taxes affect the final amounts that are or will be available to shareholders as a return on their investment.

EBITDA

We define EBITDA as net income from continuing operations before interest, taxes, depreciation and amortization. We use EBITDA as a simplified measure of performance for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation and amortization we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation and amortization), or deal with the structure or financing of the business (e.g., interest) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). Similarly, we find that the comparison of our results to those of our competitors is facilitated when we do not need to consider the impact of those items on our competitors’ results.

Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) from continuing operations to net income from continuing operations(in thousands):

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
	(in thousands, unaudited)		(in thousands, unaudited)
EBITDA from continuing operations	$14,205	$5,726	$43,958	$18,994
Interest income, net	48	32	118	162
Benefit (Provision) for income taxes	(1,788)	(868)	(5,309)	(3,147)
Depreciation and amortization	(1,482)	(1,554)	(6,156)	(5,042)

Net income from continuing operations	$10,983	$3,336	$32,611	$10,967

Adjusted Net Income & Adjusted Diluted EPS

We define Adjusted Net Income and Adjusted Diluted EPS, as net income or EPS from continuing operations before the consideration of long-term incentive compensation expenses and the amortization of purchased intangible assets. We use these measures to assess the impact of our performance excluding items that though they are recurring, can significantly impact the comparison of our results between periods and the comparison to competitors.

Long-term incentive compensation for management and others is directly tied to performance and this measure allows management to see the relationship of the cost of incentives to the performance of the business operations directly if such incentives are based on that period’s performance. To the extent that such incentives are based on performance over a period of several years, there may be periods which have significant adjustments to the accruals in the period but which relate to a longer period of time, and which can make it difficult to assess the results of the business operations in the current period. In addition, the Company’s long-term incentives generally reflect the use of restricted stock grants or cash awards while other Companies may use different forms of incentives the cost of which is determined on a different basis, which makes a comparison difficult.

The Company also excludes amortization of purchased intangible assets because it believes that the amount of such expenses in any given period may not be correlated directly to the performance of the business operations and that such expenses can vary significantly between periods as a result of new acquisitions, the full amortization of previously acquired intangible assets or the write down of such assets due to an impairment event.

Reconciliation of Adjusted Net Income from Continuing Operations to Net Income from Continuing Operations

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
	(in thousands, unaudited)		(in thousands, unaudited)
Adjusted Net Income—continuing operations	$12,566	$4,730	$38,837	$15,697
Long-term Incentive Compensation Expense	(839)	(625)	(3,250)	(2,587)
Amortization of Purchased Intangible Assets	(1,140)	(1,118)	(4,532)	(3,325)
Tax impact of Adjustments*	396	349	1,556	1,182

Net income—continuing operations	$10,983	$3,336	$32,611	$10,967

Reconciliation of Adjusted Diluted EPS from Continuing Operations to Diluted EPS from Continuing Operations

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
	(in thousands, unaudited)		(in thousands, unaudited)
Adjusted Diluted EPS—continuing operations	$0.32	$0.12	$0.98	$0.40
Long-term Incentive Compensation Expense	(0.02)	(0.01)	(0.08)	(0.07)
Amortization of Purchased Intangible Assets	(0.03)	(0.03)	(0.11)	(0.08)
Tax impact of Adjustments*	0.01	0.01	0.04	0.03

Diluted EPS—continuing operations	$0.28	$0.09	$0.83	$0.28

*	= The tax impact of adjustments is calculated at 20% of the adjustments in all periods

About VASCO:

VASCO is a leading supplier of strong authentication and e-signature solutions and services specializing in Internet Security applications and transactions. VASCO has positioned itself as a global software company for Internet Security serving a customer base of approximately 10,000 companies in more than 100 countries, including approximately 1,700 international financial institutions. VASCO’s prime markets are the financial sector, enterprise security, e-commerce and e-government.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These forward-looking statements (1) are identified by use of terms and phrases such as “expect”, “believe”, “will”, “anticipate”, “emerging”, “intend”, “plan”, “could”, “may”, “estimate”, “should”, “objective”, “goal”, “possible”, “potential”, “project” and similar words and expressions, but such words and phrases are not the exclusive means of identifying them, and (2) are subject to risks and uncertainties and represent our present expectations or beliefs concerning future events. VASCO cautions that the forward-looking statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These risks, uncertainties and other factors that have been described in our Annual Report on Form 10-K for the year ended December 31, 2013 and include, but are not limited to, (a) risks of general market conditions, including currency fluctuations and the uncertainties resulting from turmoil in world economic and financial markets, (b) risks inherent to the computer and network security industry, including rapidly changing technology, evolving industry standards, increasingly sophisticated hacking attempts, increasing numbers of patent infringement claims, changes in customer requirements, price competitive bidding, and changing government regulations, and (c) risks specific to VASCO, including, demand for our products and services, competition from more established firms and others, pressures on price levels and our historical dependence on relatively few products, certain suppliers and certain key customers. Thus, the results that we actually achieve may differ materially from any anticipated results included in, or implied by these statements. Except for our ongoing obligations to disclose material information as required by the U.S. federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

This document may contain trademarks of VASCO Data Security International, Inc. and its subsidiaries, including VASCO, the VASCO “V” design, DIGIPASS, VACMAN, aXsGUARD and IDENTIKEY.

For more information contact:

John Gunn

+1-847-370-1486

john.gunn@vasco.com